Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,667,650
Unrealized Gain (Loss) on Market Value of Commodity Futures	(15,316,040)
Dividend Income	79,517
Interest Income	148,314
ETF Transaction Fees	350
Total Income (Loss)	$(13,420,209)

Expenses
General Partner Management Fees	$52,260
Professional Fees	3,688
Brokerage Commissions	807
Directors' Fees and insurance	3,742
NYMEX License Fee	1,306
Total Expenses	$61,803
Net Income (Loss)	$(13,482,012)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/22	$112,416,355
Withdrawals (50,000 Shares)	(1,587,198)
Net Income (Loss)	(13,482,012)

Net Asset Value End of Month	$97,347,145
Net Asset Value Per Share (3,000,000 Shares)	$32.45

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596